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                                                                     EXHIBIT 4.4

                         CTRIP.COM INTERNATIONAL, LTD.

                            A CAYMAN ISLANDS COMPANY

                             SHAREHOLDERS AGREEMENT


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                                                                     EXHIBIT 4.4

                                TABLE OF CONTENTS

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1.       INFORMATION RIGHTS; BOARD REPRESENTATION................................................            1
         1.1      Information and Inspection Rights..............................................            1
         1.2      Board Representation; Observer.................................................            2
2.       REGISTRATION RIGHTS.....................................................................            3
         2.1      Applicability of Rights........................................................            3
         2.2      Definitions....................................................................            3
         2.3      Demand Registration............................................................            5
         2.4      Piggyback Registrations........................................................            7
         2.5      Form S-3 or Form F-3 Registration..............................................            9
         2.6      Obligations of the Company.....................................................           10
         2.7      Furnish Information............................................................           12
         2.8      Delay of Registration..........................................................           12
         2.9      Indemnification................................................................           12
         2.10     Reports Under the 1934 Act.....................................................           15
         2.11     Market Stand-Off...............................................................           15
         2.12     Termination of the Company's Obligations.......................................           16
         2.13     No Registration Rights to Third Parties........................................           16
3.       RIGHT OF PARTICIPATION..................................................................           17
         3.1      General........................................................................           17
         3.2      Pro Rata Share.................................................................           17
         3.3      New Securities.................................................................           17
         3.4      Procedures.....................................................................           18
         3.5      Failure to Exercise............................................................           19
         3.6      Termination....................................................................           19
4.       TRANSFER RESTRICTIONS...................................................................           19
         4.1      Certain Definition.............................................................           19
         4.2      Sale by Founder or Major Shareholder; Notice of Sale...........................           20
         4.3      Right of First Refusal.........................................................           20
         4.4      Co-Sale Right..................................................................           22
         4.5      Exempt Transfers...............................................................           24
         4.6      Prohibited Transfers...........................................................           24
         4.7      Legend.........................................................................           25
         4.8      Assignment and Amendment of Rights.............................................           26
         4.9      Term...........................................................................           26
5.       ASSIGNMENT AND AMENDMENT................................................................           27
         5.1      Assignment.....................................................................           27
         5.2      Amendment of Rights............................................................           27
6.       CONFIDENTIALITY AND NON-DISCLOSURE......................................................           28
         6.1      Disclosure of Terms............................................................           28

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         6.2      Press Releases, Etc............................................................           28
         6.3      Permitted Disclosures..........................................................           28
         6.4      Legally Compelled Disclosure...................................................           28
         6.5      Other Information..............................................................           29
         6.6      Notices........................................................................           29
7.       PROTECTIVE PROVISIONS...................................................................           29
         7.1      Acts of the Company............................................................           29
8.       GENERAL PROVISIONS......................................................................           31
         8.1      Notices........................................................................           31
         8.2      Tax............................................................................           31
         8.3      Preservation of Existence......................................................           32
         8.4      Fundamental Changes............................................................           32
         8.5      Entire Agreement...............................................................           32
         8.6      Governing Law; Jurisdiction....................................................           32
         8.7      Severability...................................................................           33
         8.8      Third Parties..................................................................           33
         8.9      Successors and Assigns.........................................................           33
         8.10     Interpretation; Captions.......................................................           33
         8.11     Counterparts...................................................................           33
         8.12     Adjustments for Share Splits, Etc..............................................           33
         8.13     Aggregation of Shares..........................................................           33


EXHIBIT A         Schedule of Series A Investors ................................................  Exhibit A-1

EXHIBIT B         Schedule of Series B Investors.................................................  Exhibit B-1

EXHIBIT C         Schedule of Series C Investors.................................................  Exhibit C-1

EXHIBIT D         Schedule of the Founders.......................................................  Exhibit D-1

EXHIBIT E         Schedule of Modern Express Shareholders........................................  Exhibit E-1

EXHIBIT F         Particulars of the Company, the HK Subsidiary, Ctrip

                  Computer Technology and Ctrip Shanghai ........................................  Exhibit F-1

EXHIBIT G         Notices........................................................................  Exhibit G-1

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                                       ii
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                             SHAREHOLDERS AGREEMENT

        THIS SHAREHOLDERS AGREEMENT (the "AGREEMENT") is made and entered into as of September 4, 2003, by and among CTRIP.COM INTERNATIONAL, LTD., a Cayman Islands company (the "COMPANY"), Ctrip.com (Hong Kong) Limited, a company organized under the laws of the Hong Kong Special Administrative Region of the People's Republic of China (the "HK SUBSIDIARY"), Ctrip Computer Technology (Shanghai) Limited, a wholly foreign-owned enterprise established under the laws of the People's Republic of China ("CTRIP COMPUTER TECHNOLOGY"), Ctrip Travel Information Technology (Shanghai) Limited, a wholly foreign-owned enterprise established under the laws of the People's Republic of China ("CTRIP SHANGHAI" and together with the Company, the HK Subsidiary and the Ctrip Computer Technology, the "GROUP COMPANIES" and each a "GROUP COMPANY"), THE HOLDERS OF SERIES A PREFERRED SHARES ("SERIES A SHARES") listed on Exhibit A hereto (each a "SERIES A INVESTOR" and collectively, "SERIES A INVESTORS"), THE HOLDERS OF SERIES B PREFERRED SHARES ("SERIES B SHARES") listed on Exhibit B hereto (each a "SERIES B INVESTOR" and collectively, "SERIES B INVESTORS"), THE HOLDERS OF SERIES C PREFERRED SHARES listed on Exhibit C hereto (each a "SERIES C INVESTOR" and collectively, "SERIES C INVESTORS", and together with the Series A Investors and Series B Investors, the "INVESTORS"), the individuals listed on Exhibit D hereto (each a "FOUNDER" and collectively the "FOUNDERS") the individuals listed on Exhibit E hereto (each a "MODERN EXPRESS SHAREHOLDER"), and collectively, the "MODERN EXPRESS SHAREHOLDERS" and IDG Technology Venture Investment, Inc.

                                    RECITALS

        WHEREAS, each of the Company, the HK Subsidiary, the Ctrip Computer Technology and Ctrip Shanghai is a company limited by shares, the particulars of which are set out in Exhibit F;

        WHEREAS, the Company and the Series C Investors are parties to that certain Series C Preferred Shares Purchase Agreement dated August 27, 2003 (the "SERIES C PURCHASE AGREEMENT") under which the Series C Investors' and the Company's obligations are conditioned upon execution and delivery of this Agreement by the Series C Investors immediately prior to the Closing Date under the Series C Purchase Agreement; and

        NOW, THEREFORE, in consideration of the foregoing premises, mutual promises and covenants contained herein, the parties agree as follows:

1.      INFORMATION RIGHTS; BOARD REPRESENTATION

1.1     Information and Inspection Rights

        The Company covenants and agrees that, commencing on the date of this Agreement, for so long as a shareholder holds 5% of (i) the outstanding Ordinary Shares of the Company or (ii) any of the Company's Series A, Series B or Series C Preferred Shares ("SERIES C SHARES", and together with the Series A Shares and the Series B Shares, the "PREFERRED SHARES"), the Company will deliver to such shareholder:

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        (a) audited annual consolidated financial statements, including balance sheet, income statement and statement of cash flow, within ninety (90) days after the end of each fiscal year, audited by a "Big 4" accounting firm of the Company's choice;

        (b) unaudited quarterly financial consolidated statement within forty-five (45) days after the end of each of the first three quarters;

        (c) unaudited monthly consolidated financial statements, including balance sheet, income statement and statement of cash flow, within twenty-one
(21) days of the end of each month;

        (d) an annual consolidated budget for the following fiscal year within thirty (30) days after the end of each fiscal year; and

        (e) upon the written request by the shareholder, such other information as the shareholder shall reasonably request.

        All financial statements to be provided to the Shareholders pursuant to this Section 1.1 shall be in reasonable detail and prepared in conformance with U.S. Generally Accepted Accounting Principles or Hong Kong Generally Accepted Accounting Principles.

        Each of the Group Companies further covenant and agree that, commencing on the date of this Agreement, for so long as a shareholder holds 5% of any of the Series A Shares, Series B Shares or Series C Shares, such shareholder shall have standard inspection rights of the facilities, records and books of the any of the Group Companies, including, without limitation, the right to discuss the business, operations and conditions of such Group Company with its directors, officers, accounts, legal counsel and investment bankers, provided that any such inspection will be conducted in such a manner as shall not unduly interfere with the Group Company's normal course of business.

        These information and inspection rights shall terminate upon the consummation of an underwritten public offering of the Ordinary Shares of the Company in the United States, that has been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with the gross proceeds in excess of US$25,000,000, or in a similar public offering of the Ordinary Shares of the Company in a jurisdiction and on a recognized securities exchange or automated trading system outside of the United States, provided that such public offering is reasonably equivalent to the aforementioned public offering in the United States in terms of price, offering proceeds and regulatory approval (a "QUALIFIED IPO").

1.2     Board Representation; Observer

        (a) Upon the Closing (as defined in the Series C Purchase Agreement) the Company's Board of Directors (the "BOARD") shall be constituted in the manner set forth herein. Upon the Closing, the Company's Amended and Restated Memorandum and Articles of Association (the "MEMORANDUM AND ARTICLES") shall provide that the Board shall consist of eight (8) members (excluding independent Directors), which number of members shall not be changed except pursuant to an amendment to the Amended and Restated Memorandum and Articles.

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                (i) Carlyle Asia Venture Partners I, L.P. and CIPA
Co-Investments, L.P. (together with Carlyle Asia Venture Partners I, "CARLYLE") shall be entitled to elect two (2) Directors to the Board;

                (ii) Each of the three (3) largest holders of Series A Shares, Series B Shares and Ordinary Shares (excluding Carlyle and the Founders and calculated on an as-converted basis) shall be entitled to one (1) Director; and

                (iii) The Founders shall be entitled to elect three (3)
Directors.

                Two (2) independent Directors shall be nominated by holders of a majority of the Ordinary Shares and Preferred Shares (calculated on an as-converted basis). Any Director may only be removed or replaced by the party who elected such Director.

        (b) For as long as a shareholder not otherwise represented on the Board holds at least 20% of the Shares it originally purchased from the Company and such holding constitutes at least 3% of the then outstanding Ordinary Shares of the Company (on a fully diluted and as-converted basis), such shareholder shall be entitled to appoint one (1) observer to attend all meetings of the Board (whether in person, telephonic or otherwise) in a non-voting, observer capacity; provided, however, such observer may be excluded from all or any portion of a meeting where their presence could reasonably result in (1) the disclosure of trade secrets to a competitor or (2) the loss of attorney-client privilege. Each observer shall enter into a legally enforceable confidentiality agreement with the Company prior to exercising observation rights.

2.      REGISTRATION RIGHTS

2.1     Applicability of Rights

        The holders of Preferred Shares shall be entitled to the following rights with respect to any public offering of the Company's Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2     Definitions

        For purposes of this Section 2:

        (a)     Form S-3 and Form F-3

                The terms "FORM S-3" and "FORM F-3" means such respective form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        (b)     Holder

                For purposes of this Section 2, the term "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act ("RULE 144"), or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

        (c)     Initial Offering

                The term "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Ordinary Shares where the shares are subsequently primarily traded on the Nasdaq Stock Market's National Market or the New York Stock Exchange or another comparable exchange or marketplace approved by the Board.

        (d)     Registrable Securities

                The term "REGISTRABLE SECURITIES" means: (i) any Ordinary Shares of the Company issued or to be issued pursuant to conversion of any Preferred Shares, (ii) any Ordinary Shares of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (i) of this subsection
(d), and (iii) any other Ordinary Shares of the Company owned or hereafter acquired by any holder of Preferred Shares. Notwithstanding the foregoing, "REGISTRABLE SECURITIES" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, in a registered offering or otherwise.

        (e)     Registrable Securities Then Outstanding

                The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall mean the number of Ordinary Shares of the Company that are, and the number of Ordinary Shares of the Company issuable pursuant to then exercisable or convertible securities that are, Registrable Securities and are then issued and outstanding.

        (f)     Registration

                The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

        (g)     SEC

                The term "SEC" or "COMMISSION" means the U.S. Securities and Exchange Commission.

2.3     Demand Registration

        (a)     Request by Holders

                If the Company shall at any time after the Initial Offering receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("REQUEST NOTICE") to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must be at least fifteen percent (15%) of all Registrable Securities then outstanding; and provided further, that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of
Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration).

        (b)     Underwriting

                If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section
2.3 and the Company shall include such information in the Request Notice.

                In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

                All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters).

                Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any direct or indirect subsidiary of the Company; provided further, that at least thirty percent (30%) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership, limited liability company or corporation, the affiliated venture capital funds, partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of any such partners, retired partners, members or retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

                If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement.

                Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

        (c)     Maximum Number of Demand Registrations

                The Company shall be obligated to effect only three (3) such registrations pursuant to this Section 2.3.

        (d)     Deferral

                Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this
Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety (90) day period (other than a registration relating solely to any employee benefit plan or a corporate reorganization).

        (e)     Expenses

                All expenses incurred in connection with any registration pursuant to this Section 2.3, including without limitation all U.S. federal, "blue sky" and all foreign registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Holders participating in such registration (but excluding underwriters' discounts and commissions relating to shares sold by the Holders), shall be borne by the Company.

                Each Holder participating in a registration pursuant to this
Section 2.3 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, and commissions or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

                Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this
Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 2.3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.3.

2.4     Piggyback Registrations

        (a) The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating solely to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

        (b)     Underwriting

                If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.

                In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters).

                Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities), then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any direct or indirect subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership, limited liability company or corporation, the affiliated venture capital funds, partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of any such partners, retired partners, members or retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

                If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

        (c)     Expenses

                All expenses incurred in connection with a registration pursuant to this Section 2.4 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders), including, without limitation all U.S. federal, "blue sky" and all foreign registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the Holders, shall be borne by the Company.

        (d)     Not Demand Registration

                Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above.

                Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5     Form S-3 or Form F-3 Registration

        In case the Company shall at any time after the first anniversary of the date hereof receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 or Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

        (a)     Notice

                Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

        (b)     Registration

                As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

                (i) if Form S-3 or Form F-3 is not available for such offering by the Holders;

                (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000;

                (iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration (or equivalent registration in a jurisdiction outside of the United States) to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement (or equivalent registration statement in a jurisdiction outside of the United States) no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.5 and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such ninety
(90) day period (other than a registration relating solely to any employee benefit plan or a corporate reorganization);

                (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration); or

                (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        (c)     Expenses

                The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 2.5, (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders), including without limitation all U.S. federal, "blue sky" and all foreign registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the Holders.

        (d)     Not Demand Registration

                Form S-3 or Form F-3 registrations (or equivalent registrations outside of the United States) shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6     Obligations of the Company

        Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

        (a)     Registration Statement

                Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in such registration statement has been completed, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

        (b)     Amendments and Supplements

                Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (i) the date on which all Registrable Securities covered by such registration have been sold and (ii) 90 days after the effective date of the registration statement.

        (c)     Prospectuses

                Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

        (d)     Blue Sky

                Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        (e)     Underwriting

                In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

        (f)     Notification

                Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (g)     Opinion and Comfort Letter

                Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

        (h) Exchange or Marketplace. Cause all such Registrable Securities registered pursuant to this Section 2 to be listed on the Nasdaq Stock Market's National Market or the New York Stock Exchange or another comparable exchange or marketplace approved by the Board, and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

        (i) Transfer Agent. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.7     Furnish Information

        It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

2.8     Delay of Registration.

        No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9     Indemnification

        In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

        (a)     By the Company

                To the extent permitted by law; the Company will indemnify and hold harmless each Holder, its partners, members, officers, directors, legal counsel, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT") (each so indemnified party, a "COMPANY INDEMNIFIED PARTY"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other foreign, federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any foreign, federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any foreign, federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Company Indemnified Party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person of such Holder.

        (b)     By Selling Holders

                To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act (a "HOLDER INDEMNIFIED PARTY"), against any losses, claims, damages or liabilities (joint or several) to which the Holder Indemnified Party may become subject under the Securities Act, the 1934 Act or other foreign, federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by a Holder Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this
Section 2.9(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

        (c)     Notice

                Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to an actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section
2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

        (d)     Defect Eliminated in Final Prospectus

                The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

        (e)     Contribution

                In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

        (f)     Conflict

                Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

        (g)     Survival

                The obligations of the Company and Holders under this Section
2.9 shall survive the completion of any offering of Registrable Securities in a registration statement and otherwise.

2.10    Reports Under the 1934 Act

        With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form F-3, the Company agrees to:

        (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

        (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

        (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 or Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.11    Market Stand-Off

        Each Holder, the Founders and the Modern Express Shareholders and IDG Technology Venture Investment, Inc. hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's Initial Offering and ending on the date specified by the Company and the managing underwriter (such period shall not exceed one hundred eighty (l80) days; provided, however, in the case of a Holder of Series C Shares, such period shall not exceed three hundred sixty-five (365) days in the event that the Company consummates the Initial Offering prior to April 1, 2004; provided further; however; in the case of a Holder of Series C Shares, such period shall not exceed one hundred eighty
(180) days in the event the Company consummates the Initial Offering on or after April 1, 2004) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than five percent (5%) shareholders of the Company (or any direct or indirect subsidiary of the Company) enter into similar agreements. The underwriters in connection with the Company's Initial Offering are intended third-party beneficiaries of this
Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder and each Founder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company's Initial Offering that are consistent with this Section 2.11 or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

2.12    Termination of the Company's Obligations

        The Company shall have no obligations pursuant to Sections 2.3, 2.4 and
2.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.3, 2.4 or 2.5 (i) after seven (7) years after the consummation of an Initial Offering, or (ii) as to any Holder, such earlier time after the Initial Offering at which such Holder (A) can sell all shares held by it in compliance with Rule 144(k) or (B) holds one percent (1%) or less of the Company's outstanding Ordinary Shares and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144.

2.13    No Registration Rights to Third Parties

        Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 or Form F-3 registration rights described in this Article 2, or otherwise) relating to any securities of the Company, which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

3.      RIGHT OF PARTICIPATION

3.1     General

        Each Investor (such Investor being hereinafter referred to as a "PARTICIPATION RIGHTS HOLDER") shall have the right of first refusal to purchase such Participation Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement (the "RIGHT OF PARTICIPATION"). A Participation Rights Holder shall be entitled to apportion the Right of Participation hereby granted it among itself and its partners, members and affiliates (including, in the case of a venture fund, a predecessor or successor fund of, or entity under common investment management with such fund) in such proportions as it deems appropriate.

3.2     Pro Rata Share

        A Participation Rights Holder's "PRO RATA SHARE" for purposes of the Right of Participation is up to that proportion of New Securities that equals the proportion that (a) the number of Registrable Securities held by such Participation Rights Holder bears to (b) the total number of Ordinary Shares of the Company (and other voting securities of the Company, if any) then outstanding immediately prior to the issuance of New Securities giving rise to the Right of Participation (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

3.3     New Securities

        "NEW SECURITIES" shall mean any Preferred Shares, Ordinary Shares and other voting shares of the Company, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other voting shares, provided, however, that the term "New Securities" shall not include:

        (a) up to 2,725,670 shares of the Company's Ordinary Shares (and/or options or warrants therefor) issued or reserved for issuance to employees, officers, directors, contractors, advisors or consultants of the Company for the primary purpose of soliciting or retaining their services pursuant to incentive agreements or incentive plans approved by the Board (such number of Ordinary Shares (and/or options or warrants therefor) subject to increase upon the approval of the Board);

        (b) any Preferred Shares issued under the Series C Purchase Agreement;

        (c) any Ordinary Shares of the Company issued upon the conversion of any Preferred Shares;

        (d) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

        (e) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

        (f) any securities issued in connection with a bona fide business acquisition of or by the Company, whether by consolidation, merger, purchase or sale of assets, sale or exchange of shares or otherwise, in a single transaction or series of related transactions;

        (g) any securities or rights issued to persons or entities with which the Company has business relationships provided such issuances are for primarily other than equity financing purposes and approved by the Board;

        (h) any securities issued or issuable pursuant to equipment lease financings or bank credit lines approved by the Board; or

        (i) any securities issued in connection with a public offering approved by the Board.

In addition to the foregoing, the Right of Participation shall not be applicable with respect to any Participation Rights Holder in any offering of New Securities if (i) at the time of such offering, the Participation Rights Holder is not an "accredited investor" as that terms is then defined in Rule 501(a) of the Securities Act, and (ii) such offering of New Securities is otherwise being offered only to accredited investors.

3.4     Procedures

        (a)     First Participate Notice

                In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its bona fide intention to issue New Securities (the "FIRST PARTICIPATION NOTICE"), describing the amount and the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities.

                Each Participation Rights Holder shall have ten (10) business days from the date of receipt of any such First Participation Notice to agree in writing to purchase such Participation Rights Holder's Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder's Pro Rata Share).

                If any Participation Rights Holder fails to so agree in writing within such ten (10) business day period to purchase such Participation Rights Holder's full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not so agree to purchase.

        (b)     Second Participation Notice; Oversubscription

                If any Participating Rights Holder fails to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the "SECOND PARTICIPATION NOTICE") to the other Participating Rights Holders holding Registrable Securities and who have exercised their Right of Participation (the "RIGHT PARTICIPANTS") in accordance with subsection (a) above. Each Right Participant shall have five (5) business days from the date of the Second Participation Notice (the "SECOND PARTICIPATION PERIOD") to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy.

                Such notice may be made by telephone if confirmed in writing within two (2) business days.

                If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscriptions to that number of remaining New Securities equal to the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction the numerator of which is the number of Registrable Securities held by such oversubscribing Right Participant and the denominator of which is the total number of Registrable Securities held by all the oversubscribing Right Participants.

                Each oversubscribing Rights Participant shall be obligated to buy such number of additional New Securities as determined by the Company pursuant to this subsection (b) and the Company shall so notify the Right Participants within fifteen (15) business days of the date of the Second Participation Notice.

3.5     Failure to Exercise

        Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation, after ten
(10) business days following the receipt of the First Participation Notice, the Company shall have 120 days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation pursuant to Section 3.3(a) and (b) hereunder was not exercised) at the same or higher price and upon non-price terms not materially more favorable to the purchasers thereof than specified in the First Participation Notice.

        In the event that the Company has not issued and sold such New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3.

3.6     Termination

        The Right of Participation for each Participation Rights Holder under this Section 3 shall terminate upon a Qualified IPO.

4.      TRANSFER RESTRICTIONS

4.1     Certain Definition

        For purposes of this Section 4, "EQUITY SECURITIES" means the Ordinary Shares, the Preferred Shares, and all other shares, options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for Ordinary Shares; a "MAJOR SHAREHOLDER" shall mean any holder of Series A Shares or Series B Shares holding 3% or more of the Company's Ordinary Shares into which such Series A Shares or Series B Shares are convertible or have been converted and any holder of Series C Shares or Ordinary Shares into which such Series C Shares are convertible or have been converted; and the term "TRANSFER" shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.

4.2     Sale by Founder or Major Shareholder; Notice of Sale

        Subject to Section 4.6 of this Agreement, if a Founder or a Major Shareholder (the "SELLING SHAREHOLDER") proposes to Transfer any Equity Securities, then the Selling Shareholder shall promptly give written notice (the "TRANSFER NOTICE") to the Company and the Major Shareholders who are not Selling Shareholders (the "NON-SELLING HOLDERS") prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number and type of Equity Securities to be sold or transferred (the "OFFERED SHARES"), the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 4.5, the Transfer Notice shall state under which specific subsection the Transfer is being made.

4.3     Right of First Refusal

        (a) The Company shall have an option for a period of ten (10) days from delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and purchase all or any portion of the Offered Shares by notifying the Selling Shareholder in writing before expiration of such ten (10) day period as to the number of such shares that it wishes to purchase. If the Company gives the Selling Shareholder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five
(45) days after delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third-party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 4.3(d). In the event that the Company elects not to purchase all or any portion of the Offered Shares, it shall promptly give written notice to each Non-Selling Holder which notice shall set forth the Offered Shares not purchased by the Company, and shall offer the Non-Selling Holders the right to acquire the unsubscribed Offered Shares (the "ADDITIONAL TRANSFER NOTICE"). Each Non-Selling Holder will have the right of first refusal to purchase up to all of the Holder Allotment (as defined below) of the Offered Shares from the Selling Shareholder not purchased by the Company.

        The Non-Selling Holders' right of first refusal may be exercised as follows:

        (b)     Holder Allotment

                The Non-Selling Holder must, within twenty (20) days of the receipt of the Additional Transfer Notice from the Company (the "PURCHASE RIGHT PERIOD"), give written notice to the Selling Shareholder and to the Company of the Non-Selling Holder's election to purchase that number of the Offered Shares (the "HOLDER ALLOTMENT") equivalent to the product obtained by multiplying (i) the aggregate number of the Offered Shares by (ii) a fraction, (B) the numerator of which is the number of Ordinary Shares on an as-converted basis held by the Non-Selling Holder at the time of the transaction and (B) the denominator of which is the total number of Ordinary Shares owned by all the Non-Selling Holders on an as-converted basis at the time of the transaction.

                The Non-Selling Holder will not have a right to purchase any of the Offered Shares unless the Non-Selling Holder exercises its right of first refusal within the Purchase Right Period to purchase up to all of its Holder Allotment of the Offered Shares.

                In the event any Non-Selling Holder elects not to purchase its Holder Allotment, then the Selling Shareholder shall promptly give written notice (the "OVERALLOTMENT NOTICE") to each Non-Selling Holder that is purchasing its full Holder Allotment (each, a "PARTICIPATING HOLDER") which notice shall set forth the Offered Shares not purchased by the other Non-Selling Holders, and shall offer the Participating Holders the right to acquire the unsubscribed shares. Each Participating Holder shall have five (5) days after delivery of the Overallotment Notice (and the Purchase Right Period shall be extended by such period after delivery of the Overallotment Notice) to deliver a written notice to the Selling Shareholder (the "PARTICIPATING HOLDERS OVERALLOTMENT NOTICE") of its election to purchase its Holder Allotment of the unsubscribed shares on the same terms and conditions as set forth in the Overallotment Notice. For purposes of calculating the Holder Allotment with respect to an Overallotment Notice, the denominator in such calculation shall be the total number of Ordinary Shares owned by all the Participating Holders on an as-converted basis on the date of the Transfer Notice.

                Each Non-Selling Holder shall be entitled to apportion the Offered Shares to be purchased among its partners, members and affiliates (including in the case of a venture capital fund, predecessor and successor funds and funds under common investment management), provided that such Non-Selling Holder notifies the Selling Shareholder of such allocation.

        (c)     Expiration Notice

                Within ten (10) days after expiration of the Purchase Right Period the Company will give written notice (the "EXPIRATION NOTICE") to the Selling Shareholder and Non-Selling Holders specifying either (i) that all of the Offered Shares were subscribed by the Non-Selling Holders exercising their rights of first refusal or (ii) that the Non-Selling Holders have not subscribed for all of the Offered Shares in which case the Expiration Notice will specify the Non-Selling Holders' Pro Rata Portion (as defined below) of the remaining Offered Shares for the purpose of their co-sale right described in Section 4.4 below.

        (d)     Purchase Price

                The purchase price for the Offered Shares to be purchased by the Non-Selling Holders exercising their right of first refusal will be the price set forth in the Transfer Notice, but will be payable as set forth in this
Section 4.3(d). If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board in good faith, which determination will be binding upon the Company, the Non-Selling Holders and the Selling Shareholder, absent fraud or error.

        (e)     Payment

                Payment of the purchase price for the Offered Shares purchased by any Non-Selling Holder shall be made within ten (10) days following the date of the Expiration Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to this subsection (e).

                Payment of the purchase price will be made by wire transfer or check as directed by the Selling Shareholder, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor.

                Should the purchase price specified in the Transfer Notice be payable in property other than cash, the Non-Selling Holders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property (as determined pursuant to subsection (d) above.

        (f)     Rights as a Founder or Holder

                If any Non-Selling Holder exercises its right of first refusal to purchase the Offered Shares, then, upon the date the notice of such exercise is given by such Non-Selling Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Non-Selling Holder in accordance with the terms of this Agreement, and the Selling Shareholder will forthwith cause all certificate(s) evidencing such Offered Shares to be surrendered to the Company for transfer to such Non-Selling Holder.

        (g)     Application of Co-Sale Right

                If the Non-Selling Holders have not elected to purchase all of the Offered Shares, then the sale of the remaining Offered Shares will become subject to the Non-Selling Holders' co-sale right set forth in Section 4.4 below.

4.4     Co-Sale Right

        To the extent that the Non-Selling Holders have not exercised their right of first refusal with respect to all the Offered Shares, each Non-Selling Holder shall have the right, exercisable upon written notice to the Selling Shareholder within fifteen (15) days after receipt of the Expiration Notice, to participate in such sale of the Equity Securities on the same terms and conditions. To the extent one or more of the Non-Selling Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Selling Shareholder may sell in the transaction shall be correspondingly reduced.

        The co-sale right of each Non-Selling Holder shall be subject to the following terms and conditions:

        (a)     Non-Selling Holder's Pro Rata Portion

                Each Non-Selling Holder may sell all or any part of that number of shares of the Company held by it that is equal to the product obtained by multiplying (i) the aggregate number of Equity Securities covered by the Transfer Notice that have not been subscribed for pursuant to Section 4.3 above by (ii) a fraction, (A) the numerator of which is the number of Ordinary Shares owned by the Non-Selling Holder on an as-converted basis at the time of the Transfer and (B) the denominator of which is the combined number of Ordinary Shares of the Company at the time owned by all Non-Selling Holders and all Selling Shareholders on an as-converted basis ("HOLDER'S PRO RATA PORTION").

        (b)     Transferred Shares

                Each Non-Selling Holder shall effect its participation in the sale by promptly causing the Company to deliver to the Selling Shareholder for Transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                (i) the type and number of Ordinary Shares which such Non-Selling Holder elects to sell; or

                (ii) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Non-Selling Holder elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Non-Selling Holder shall procure the Company to convert such Preferred Shares into Ordinary Shares and shall procure the Company to deliver Ordinary Shares as provided in Subsection 4.4(b)(i) above.

                The Company agrees to make any such conversion concurrent with and contingent on the actual Transfer of such shares to the purchaser.

        (c)     Payment to Non-Selling Holders

                The share certificate or certificates that the Non-Selling Holder delivers to the Selling Shareholder pursuant to Section 4.4(b) shall be Transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to such Non-Selling Holder that portion of the sale proceeds to which such Non-Selling Holder is entitled by reason of its participation in such sale.

                To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Non-Selling Holder exercising its co-sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Non-Selling Holder.

        (d)     Right to Transfer

                To the extent the Non-Selling Holders do not elect to purchase or to participate in the sale of the Equity Securities subject to the Transfer Notice, the Selling Shareholder may, not later than ninety (90) days following delivery to the Company and each of the Non-Selling Holders of the Transfer Notice, conclude a Transfer of the Equity Securities covered by the Transfer Notice and not elected to be purchased by the Non-Selling Holders on terms and conditions not materially different from those described in the Transfer Notice. Any proposed Transfer on terms and conditions materially different from those described in the Transfer Notice, as well as any subsequent proposed Transfer of any Equity Securities by the Selling Shareholder, shall again be subject to the right of first refusal and the co-sale rights of the Non-Selling Holders and shall require compliance by the Selling Shareholder with the procedures described in Section 4.3 and Section 4.4 of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Non-Selling Holders under this
Section 4 to purchase Equity Securities from the Selling Shareholder or participate in sales of Equity Securities by the Selling Shareholder shall not adversely affect their rights to make subsequent purchases from the Selling Shareholder of Equity Securities or subsequently participate in sales of Equity Securities by the Selling Shareholder.

4.5     Exempt Transfers

        Notwithstanding the foregoing, and subject to Section 4.6(a) hereof, the right of first refusal and co-sale rights of the Non-Selling Holders shall not apply to (a) any pledge of the Founder Shares made pursuant to a bona fide loan transaction that creates a mere security interest; (b) any Transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or the Founders or the Major Shareholders; (b) any Transfer of shares to the Company pursuant to any repurchase rights of the Company under any incentive agreements or incentive plans approved by the Board; and (c) any Transfer to an affiliate of the Major Shareholder, including a current or former partner of a Major Shareholder who is a partnership, current or former member of a Major Shareholder who is a limited liability company and current or former shareholder of a Major Shareholder who is a corporation; provided that (i) the Transferring Founder or Major Shareholder shall inform the Non-Selling Holders, of such Transfer prior to effecting it and (ii) the Transferee shall furnish the Company with a written agreement to be bound by and comply with all provisions of
Section 3 and Section 4 of this Agreement. Such Transferred Equity Securities shall remain "Equity Securities" hereunder, and such Transferee shall be treated as a "Founder" or a "Major Shareholder", as the case may be, for purposes of this Agreement.

4.6     Prohibited Transfers

        (a) Notwithstanding anything to the contrary contained herein, none of the Founders shall, without the prior written consent of a majority in interest of the Ordinary Shares (on an as-converted basis) held by the holders of the Preferred Shares, voting as a single class, Transfer an aggregate of more than twenty percent (20%) of the Ordinary Shares now held by such Founder to any person or entity prior to a Qualified IPO by the Company.

        (b) Any attempt by a Founder or a Major Shareholder to Transfer Equity Securities in violation of this Section 4 shall be void and the Company agrees it will not effect such a Transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Ordinary Shares (on an as-converted basis) held by the Non-Selling Holders.

        (c) In the event the Selling Shareholder should sell any Equity Securities in contravention of the co-sale rights of the Non-Selling Holders under this Section 4 (a "PROHIBITED TRANSFER"), the Non-Selling Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below under subsection (d), and the Selling Shareholder shall be bound by the applicable provisions of such option.

        (d) In the event of a Prohibited Transfer, each Non-Selling Holder shall have the right to sell to the Selling Shareholder the type and number of shares of Equity Securities equal to the number of shares each Non-Selling Holder would have been entitled to transfer to the third-party transferee(s) under Section 4 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                (i) The price per share at which the shares are to be sold to the Selling Shareholder shall be equal to the price per share paid by the third-party transferee(s) to the Selling Shareholder in the Prohibited Transfer. The Selling Shareholder shall also reimburse each Non-Selling Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Non-Selling Holder's rights under
Section 4.

                (ii) Within twenty (20) days after the later of the dates on which the Non-Selling Holder (A) receives notice of the Prohibited Transfer or
(B) otherwise becomes aware of the Prohibited Transfer, each Non-Selling Holder shall, if exercising the option created hereby, deliver to the Selling Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                (iii) The Selling Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by a Non-Selling Holder, pursuant to this Section 4, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph (i) above, in cash or by other means acceptable to the Non-Selling Holder.

4.7     Legend

        (a) Each certificate representing the Equity Securities now or hereafter owned by a Founder or an Investor or issued to any person in connection with a Transfer pursuant to Sections 4.3 and 4.4 hereof shall be endorsed with the following legend:

        "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION, CERTAIN AFFILIATES OF THE CORPORATION AND CERTAIN SHAREHOLDERS OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

        (b) Each Founder and each Investor agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.7(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so.

        The legend shall be removed upon termination of this Agreement.

4.8     Assignment and Amendment of Rights

        (a) The rights of any Investor under this Section 4 are only assignable
(i) by any Investor to any other Investor, (ii) to a current or former partner, member, shareholder or other affiliate (including in the case of an Investor that is a venture capital fund, predecessor or successor funds of, or entities under common investment management with such fund) of such Investor or (iii) to an assignee or transferee who acquires all of the Equity Securities purchased by an Investor; provided, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

        (b) Any provision in this Section 4 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Founders, by Founders holding a majority in interest of all Ordinary Shares (on an as-converted basis) then held by all Founders or their respective assignees pursuant to Section 4.8(a) hereof,
(iii) as to the Series B Investors, by persons or entities holding a majority in interest of the Series B Shares held by the Series B Investors and their assignees pursuant to Section 4.8(a) hereof; provided, however, that any Series B Investor may waive any of its rights hereunder without obtaining the consent of any other Series B Investor; (iv) as to a Series A Investor, by persons or entities holding a majority in interest of the Series A Shares held by such Series A Investor and their assignees pursuant to Section 4.8 (a) hereof; provided, however, that any Series A Investor may waive any of its rights hereunder without obtaining the consent of any other Series A Investors, and (v) as to the Series C Investors, by persons or entities holding a majority in interest of the Series C Shares held by the Series C Investors and their assignees pursuant to Section 4.8(a) hereof.

        Any amendment or waiver effected in accordance with clauses (i), (ii),
(iii), (iv) and (v) of this paragraph shall be binding upon each Investor, its successors and assigns, the Company and the Founders.

4.9     Term

        The provisions under this Section 4 shall terminate upon the earlier of
(i) a Qualified IPO, (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital shares for securities issued or other consideration paid, or caused to be issued or paid, by the acquiring entity or its subsidiary (except a merger or consolidation in which the holders of the outstanding shares of the Company's capital shares immediately prior to such merger or consolidation continue to hold at least fifty percent (50%) of the voting power of the capital shares of the Company or the acquiring or surviving entity), and (iii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

5.      ASSIGNMENT AND AMENDMENT

5.1     Assignment

        Notwithstanding anything herein to the contrary:

        (a)     Information Rights

                The rights of a shareholder under Section 1.1 are transferable to any holder of Registrable Securities; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

                The rights of any Investor under Section 1.2 may not be assigned.

        (b)     Registration Rights

                The registration rights of a Holder under Section 2 hereof may be assigned to any Holder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

        (c)     Rights of Participation

                The rights of any Participation Rights Holder under Sections 3 hereof may not be assigned or transferred; provided, however, that a Participation Rights Holder that is a venture capital fund may assign or transfer such rights to its partners, members and affiliates (including predecessor or successor funds of, or entities under common investment management with such fund); and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement.

5.2     Amendment of Rights

        Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and holders of 75% of each of (i) Series A Shares, (ii) Series B Shares and (iii) Series C Shares; provided that, in the case of an amendment or waiver of any provision of Section 2 hereof, only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding and entitled to the registration rights set forth in Section 2 hereof. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Founder, Investor, each Holder, each permitted successor or assignee of such Investor or Holder, and each Group Company.

6.      CONFIDENTIALITY AND NON-DISCLOSURE

6.1     Disclosure of Terms

        The terms and conditions of this Agreement and the Series C Purchase Agreement, and all exhibits and schedules attached to such agreements (collectively, the "FINANCING TERMS"), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below.

6.2     Press Releases, Etc.

        The Company may issue a press release disclosing that certain Investors invested in the Company; provided that the release does not disclose any of the Financing Terms and the final form of the press release is approved in advance in writing by the Investors.

        No other announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor's prior written consent.

6.3     Permitted Disclosures

        Notwithstanding the foregoing,

        (a) any party may disclose any of the Financing Terms to its current or bona fide prospective investors, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities are under appropriate nondisclosure obligations; and

        (b) any party may disclose (other than in a press release or other public announcement described in subsection 6.2 above) solely the fact that any Investor is an investor in the Company to any third parties without the requirement for the consent of any other party or nondisclosure obligations.

6.4     Legally Compelled Disclosure

        In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Series C Purchase Agreement, and exhibits and schedules attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 6, such party (the "DISCLOSING PARTY") shall provide the other parties (the "NON-DISCLOSING PARTIES") with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

6.5     Other Information

        The provisions of this Section 6 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

6.6     Notices

        All notices required under this section shall be made pursuant to
Section 8.1 of this Agreement.

7.      PROTECTIVE PROVISIONS

7.1     Acts of the Company

        (a) The following actions, whether by merger, consolidation or otherwise, with respect to the Company, or any direct or indirect subsidiary of the Company (each such entity, including without limitation, the Company, shall be referred to herein as a "CTRIP ENTITY"), shall require the written approval of the holder(s) of (a) not less than seventy-five percent (75%) of the outstanding Series A Shares (in respect of actions affecting Series A Shares)
(b) not less than seventy-five percent (75%) of the outstanding Series B Shares (in respect of actions affecting Series B Shares) and (c) not less than fifty percent (50%) of the outstanding Series C Shares (in respect of actions affecting Series C Shares):

                (i) any amendment or change of the authorized number of or the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Shares, Series B Shares or Series C Shares;

                (ii) any action that authorizes, creates or issues shares of any class or series of the Company having preferences superior to or on a parity with the Series A Shares, Series B Shares or Series C Shares;

                (iii) any new issuance of any securities of a Ctrip Entity, excluding (a) any issuance of the Series A Shares, Series B Shares and Series C Shares under the Series C Purchase Agreement, (b) any issuance of Ordinary Shares upon conversion of the Series A Shares, Series B Shares or Series C Shares and (c) any issuance of Ordinary Shares to employees under an employee stock option plan approved by the Board.

                (iv) any action that reclassified any outstanding shares into shares having preferences or priority as to dividends or assets senior to or on a parity with the preference of the Series A Shares, Series B Shares or Series C Shares;

                (v) any amendment of the Memorandum and Articles of Association or other charter documents of a Ctrip Entity;

                (vi) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any shares of a Ctrip Entity; or

                (vii) consummate a Liquidation Event (as defined below) with respect to a Ctrip Entity if such Liquidation Event would be consummated at an equity valuation of such Ctrip Entity of less than One Hundred Fifty Million Dollars (US$150,000,000).

A "LIQUIDATION EVENT" shall include (A) the closing of the sale, transfer, or other disposition of all or substantially all of a Ctrip Entity's assets, (B) the consummation of the merger or consolidation of a Ctrip Entity with or into another entity (except a merger or consolidation in which the holders of capital stock of such Ctrip Entity immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital shares of such Ctrip Entity or the surviving or acquiring entity in substantially the same proportions as held by such holders immediately prior to such merger or consolidation), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of such Ctrip Entity's securities), of a Ctrip Entity's securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting shares of such Ctrip Entity (or the surviving or acquiring entity), or (D) a liquidation, dissolution or winding up of a Ctrip Entity; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the jurisdiction of a Ctrip Entity's incorporation or formation or to create a holding company that will be owned in substantially the same proportions by the persons who held such Ctrip Entity's securities immediately prior to such transaction.

        (b) The following actions, whether by merger, consolidation or otherwise, with respect to any Ctrip Entity shall require the written approval of not less than eight (8) members of the Board:

                (i) any merger or consolidation of a Ctrip Entity with or into any other business entity in which the shareholders of such Ctrip Entity immediately after such merger or consolidation held shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity;

                (ii) the sale of all or substantially all of a Ctrip Entity's assets;

                (iii) the liquidation, dissolution or winding up of a Ctrip Entity;

                (iv) the declaration or payment of a dividend on the shares of a Ctrip Entity (other than dividend payable solely in Ordinary Shares);

                (v) incurrence of indebtedness by a Ctrip Entity in excess US$2,000,000;

                (vi) any increase in compensation of any of the four (4) most highly compensated employees of a Ctrip Entity by more than 15% in a twelve (12) month period;

                (vii) the purchase or lease by a Ctrip Entity of any real estate (other than office space used for the primary operations of such Ctrip Entity) valued in excess of US$2,000,000;

                (viii) the purchase by a Ctrip Entity of equity securities of any other company in excess of US$2,000,000; and

                (ix) any material changes in the nature or scope of business of a Ctrip Entity.

8.      GENERAL PROVISIONS

8.1     Notices

        Unless otherwise provided, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given
(a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) ten (10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) two (2) days after deposit with an internationally recognized overnight courier, specifying next day or two day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth in Exhibit F hereto.

        Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.

        A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.1 by giving the other party written notice of the new address in the manner set forth above.

8.2     Tax

        (a) Each Group Company shall use its best efforts to avoid being a "passive foreign investment company" within the meaning of Section 1297 of the Code within two years from the date hereof. In connection with a "Qualified Electing Fund" election made by an Investor pursuant to Section 1295 of the Code, each Group Company shall provide annual financial information to such Investor in the form provided in the attached PFIC Exhibit and shall provide such Investor with access to such other Group Company information as may be required for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election. In the event that an Investor who has made a "Qualified Electing Fund" election must include in its gross income for a particular taxable year its pro rata share of a Group Company's earnings and profits pursuant to Section 1293 of the Code, such Group Company agrees to make a dividend distribution to such Investor (no later than 90 days following the end of the Investor's taxable year) in an amount equal to 50% of the amount so included by such Investor. The obligations of each of the Group Companies under this Section 8.2(a) hereof shall terminate upon a Qualified IPO.

        (b) Except to the extent the Series C Investors elect otherwise, each Group Company shall take such actions, including making an election to be treated as a corporation or refraining from making an election to be treated as a partnership, as may be required to ensure that at all times such Group Company is treated as a corporation for United States federal income tax purposes. The obligation of the Company under this Section 8.2(b) shall terminate within two years of the date hereof.

8.3     Preservation of Existence

        Unless approved by the Board, each Group Company shall, and shall cause each PRC VIE (as defined in the Series C Purchase Agreement) to:

        (a) preserve and maintain in full force and effect its existence and good standing under the laws of its jurisdiction of formation or organization where the failure to so preserve and maintain would have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Group Companies (as such businesses are currently conducted and are proposed to be conducted);

        (b) preserve and maintain in full force and effect all licenses and permits where the failure to so preserve and maintain would have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Group Companies (as such businesses are currently conducted and are proposed to be conducted); and

        (c) comply in all material respects with all laws, ordinances, rules and regulations, as well as judicial interpretations and decisions and with the directions of any governmental authority or regulatory body having jurisdiction over any of the Group Companies or their respective businesses or properties, where the failure to so comply would have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Group Companies (as such businesses are currently conducted and are proposed to be conducted).

8.4     Fundamental Changes

        Unless approved by the Board, each Group Company shall not, and shall cause each PRC VIE (as defined in the Series C Purchase Agreement) not to, directly or indirectly, enter into any transaction or series of related transactions of merger, amalgamation, consolidation or combination, or consolidate, liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer or otherwise dispose of, in one transaction or in a series of transactions all or substantially all of its business, property or assets, whether now owned or hereafter acquired.

8.5     Entire Agreement

        This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof, and that certain Shareholders Agreement by and between the Company and the other parties thereto dated November 13, 2000 is hereby amended and restated in its entirety and shall be of no further force and effect.

8.6     Governing Law; Jurisdiction

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and obligations of the parties. Each party hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement may be brought in any state or federal court in the State of New York. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

8.7      Severability

        If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

8.8     Third Parties

        Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

8.9     Successors and Assigns

        The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

8.10    Interpretation; Captions

        This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

        The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

8.11    Counterparts

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12    Adjustments for Share Splits, Etc.

        Wherever in this Agreement there is a reference to a specific number of shares of Ordinary Shares, Series A Shares, Series B Shares or Series C Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of Ordinary Shares, Series A Shares, Series B Shares or Series C Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

8.13    Aggregation of Shares

        All Ordinary Shares and Preferred Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                 [Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.




                                        CTRIP.COM INTERNATIONAL, LTD.




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        CTRIP.COM (HONG KONG) LIMITED




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        CTRIP COMPUTER TECHNOLOGY (SHANGHAI)
                                        LIMITED



                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        CTRIP TRAVEL INFORMATION TECHNOLOGY
                                        (SHANGHAI) LIMITED



                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------





                  Signature Page to Shareholders Agreement - 1

                                        SERIES A INVESTORS

                                        CHINA ENTERPRISE INVESTMENTS No. 11
                                        LIMITED



                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        IDG TECHNOLOGY VENTURE INVESTMENT, INC.




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        S.I. TECHNOLOGY VENTURE CAPITAL LIMITED




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                        ECITY INVESTMENT LIMITED




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                  Signature Page to Shareholders Agreement - 2

                                        ORCHID ASIA II, L.P. a Cayman Islands
                                        limited partnership



                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------




                                                    /s/ Gabriel Li
                                        ----------------------------------------
                                                      Gabriel Li

                                        JFI II, LP By:  Joost Enterprises
                                        Corporation Its:  GP



                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------




                                                      /s/ Eric Li
                                        ----------------------------------------
                                                        Eric Li




                                                   /s/  Jed Dempsey
                                        ----------------------------------------
                                                      Jed Dempsey




                                                    /s/  Jim Watson
                                        ----------------------------------------
                                                       Jim Watson




                  Signature Page to Shareholders Agreement - 3

                               SERIES B INVESTORS
                               CARLYLE ASIA VENTURE PARTNERS I, L.P.






                               By:   /s/ Gabriel Li
                                    --------------------------------------------
                                    Executed as a deed by  Gabriel Li
                                    On behalf of CIPA,  Ltd., as general partner
                                    of CIPA General Partner,  L.P., as a general
                                    partner of Carlyle Asia Venture  Partners I,
                                    L.P.







                                CIPA CO-INVESTMENT, L.P.






                                By:   /s/ Gabriel Li
                                    --------------------------------------------
                                    Executed  as a deed by  Gabriel Li On behalf
                                    of CIPA,  Ltd.,  as general  partner of CIPA
                                    General Partner,  L.P., as a general partner
                                    of CIPA Co-Investment, L.P.







                               SOFTBANK ASIA NET-TRANS (NO.4) LIMITED






                               By:   /s/
                                     ----------------------------------
                               Name:
                                     ----------------------------------
                               Title:
                                     ----------------------------------


                  Signature Page to Shareholders Agreement - 4

                                        OPENVENTURE COMPANY LIMITED




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        IDG TECHNOLOGY VENTURE INVESTMENTS, LP.
                                        By: IDG TECHNOLOGY VENTURES INVESTMENTS,
                                        LLC, its general partner




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        S.I. TECHNOLOGY VENTURE CAPITAL LIMITED




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        ORCHID ASIA II, L.P.




                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------



                  Signature Page to Shareholders Agreement - 5

                                        JFI II, L.P. By:  Joost Enterprises
                                        Corporation
                                        Its:  GP



                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------



                                                    /s/ Gabriel Li
                                        ----------------------------------------
                                                      Gabriel Li



                                                      /s/ Eric Li
                                        ----------------------------------------
                                                        Eric Li



                                                    /s/ Jed Dempsey
                                        ----------------------------------------
                                                      Jed Dempsey



                                                     /s/ Jim Watson
                                        ----------------------------------------
                                                       Jim Watson




                  Signature Page to Shareholders Agreement - 6

                                        SERIES C INVESTORS

                                        TIGER TECHNOLOGY PRIVATE INVESTMENT
                                        PARTNERS, L.P.



                                        By:   /s/ Scott Shleifer
                                              ----------------------------------
                                        Name: Scott Shleifer
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        TIGER TECHNOLOGY II, L.P.



                                        By:   /s/ Scott Shleifer
                                              ----------------------------------
                                        Name: Scott Shleifer
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        ORDINARY INVESTOR

                                        IDG TECHNOLOGY VENTURE INVESTMENT, INC.


                                        By:   /s/
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------


                                        FOUNDERS



                                                    /s/ Nan Peng Shen
                                        ----------------------------------------
                                                      Nan Peng Shen




                  Signature Page to Shareholders Agreement - 7

                                                  /s/ Jian Zhang Liang
                                       -----------------------------------------
                                                    Jian Zhang Liang


                                                      /s/ Qi Ji
                                       -----------------------------------------
                                                         Qi Ji


                                                      /s/ Min Fan
                                       -----------------------------------------
                                                        Min Fan


                                       MODERN EXPRESS SHAREHOLDERS



                                                    /s/ Xi Yuan Fang
                                       -----------------------------------------
                                                      Xi Yuan Fang



                                                    /s/ Sheng Li Wang
                                       -----------------------------------------
                                                      Sheng Li Wang


                                                     /s/ Jing Dong Li
                                       -----------------------------------------
                                                       Jing Dong Li


                                                      /s/ Xiao Tan
                                       -----------------------------------------
                                                        Xiao Tan


                  Signature Page to Shareholders Agreement - 8

                                                  /s/ Ze Sheng Wang
                                       -----------------------------------------
                                                     Ze Sheng Wang



                                                      /s/ Yu Sun
                                       -----------------------------------------
                                                        Yu Sun


                  Signature Page to Shareholders Agreement - 9

                                  LIST  OF EXHIBITS



                 Exhibit A        Schedule of Series A Investors

                 Exhibit B        Schedule of Series B Investors

                 Exhibit D        Schedule of Founders

                 Exhibit E        Schedule of Modern Express Shareholders

                 Exhibit F        Particulars of the Company, the HK Subsidiary,

                                  Ctrip Computer Technology and Ctrip Shanghai

                 Exhibit G        Notices




                                        Exhibits

                                 EXHIBIT A

                      SCHEDULE OF SERIES A INVESTORS



          ORCHID ASIA II, L.P.

          JFI II, LP

          JED DEMPSEY

          GABRIEL LI

          ERIC LI

          JIM WATSON

          CHINA ENTERPRISE INVESTMENTS NO. 11 LIMITED

          IDG TECHNOLOGY VENTURE INVESTMENT, INC.

          S.I. TECHNOLOGY VENTURE CAPITAL LIMITED

          ECITY INVESTMENT LIMITED







                          Exhibit A-1

                                 EXHIBIT B

                      SCHEDULE OF SERIES B INVESTORS



          CARLYLE ASIA VENTURE PARTNERS I, L.P.

          CIPA CO-INVESTMENT, L.P.

          SOFTBANK ASIA NET-TRANS (NO.4) LIMITED

          OPENVENTURE COMPANY LIMITED

          IDG TECHNOLOGY VENTURE INVESTMENTS, LP.

          S.I. TECHNOLOGY VENTURE CAPITAL LIMITED

          ORCHID ASIA II, L.P.

          JFI II, LP

          GABRIEL LI

          ERIC LI

          JED DEMPSEY

          JIM WATSON





                            Exhibit B-1

                                 EXHIBIT C

                      SCHEDULE OF SERIES C INVESTORS



          TIGER TECHNOLOGY PRIVATE INVESTMENT PARTNERS, L.P.

          TIGER TECHNOLOGY II, L.P.





                                Exhibit C-1

                                 EXHIBIT D

                           SCHEDULE OF FOUNDERS



          NAN PENG SHEN

          JIAN ZHANG LIANG

          QI JI

          MIN FAN





                                Exhibit D-1

                                  EXHIBIT E

                   SCHEDULE OF MODERN EXPRESS SHAREHOLDERS



          XIYUAN FANG

          SHENGLI WANG

          JINGDONG LI

          XIAO TAN

          ZE SHENG WANG

          YU SUN






                                Exhibit E-1

                                   EXHIBIT F

                           PARTICULARS OF THE COMPANY



NAME                             :      Ctrip.com International, Ltd.

COMPANY                          :      CR-97668
REGISTRATION NO.

REGISTERED OFFICE                :      M&C Corporate Services  Limited, P.O. Box 309 GT, Ugland House,
                                        South Church Street, George Town, Grand Cayman, Cayman Islands

DATE AND PLACE OF                :      March 3, 2000; Cayman Islands
INCORPORATION

AUTHORISED SHARE                 :      US$515,134.64 divided into 40,000,000  ordinary  shares of par value of
CAPITAL                                 US$0.01 each, 4,320,000 Series A Preferred Shares of par value US$0.01 each and 7,193,464 Series B Preferred Shares of par value of US$0.01 each



                        PARTICULARS OF THE HK SUBSIDIARY


NAME                             :      Ctrip.com (Hong Kong) Limited

COMPANY                          :      678553
REGISTRATION NO.

REGISTERED OFFICE                :      Room 2001, 20/F, The Centrium, 60 Wyndham Street, Central, Hong Kong.

DATE AND PLACE OF                :      June 11, 1999; Hong Kong
INCORPORATION

AUTHORISED SHARE                 :      US$250,000 divided into 250,000 ordinary shares of US$1.00 each
CAPITAL





                                              Exhibit F-1

                    PARTICULARS OF CTRIP COMPUTER TECHNOLOGY


NAME                             :      Ctrip Computer Technology (Shanghai) Limited

REGISTRATION NO.                 :      Qi Du Hu Fu Zi No. 015676

REGISTERED OFFICE                :      3F,  Building 63, 421 Hong Cao Road, Shanghai, People's Republic of China

DATE AND PLACE OF INCORPORATION  :      January 19, 1994; Shanghai, People's Republic of China

REGISTERED CAPITAL               :      US$8,000,000



                         PARTICULARS OF CTRIP SHANGHAI


NAME                             :      Ctrip Travel Information Technology (Shanghai) Limited

REGISTRATION NO.                 :      Qi Du Hu Pu Zong Fu Zi No. 316782 (Pudong)

REGISTERED OFFICE                :      Suite 640-09,  Building 2, 351 Guo Shou Jing Road,  Zhangjiang  High-Tech Park,
                                        Shanghai, People's Republic of China


DATE AND PLACE OF                :      March 13, 2003; Shanghai, People's Republic of China
INCORPORATION

REGISTERED CAPITAL               :      US$150,000





                                              Exhibit F-2

                                   EXHIBIT G

                                    NOTICES

                           The Company:
                           -----------
                           Unit 2001, The Centrium
                           60 Wyndham Street
                           Central
                           Hong Kong
                           Attention:  Neil Shen
                           Fax Number: (852) 2169-0920


                           Carlyle Asia Venture Partners I, L.P.
                           -------------------------------------
                           Suite 2801, 28th Floor
                           2 Pacific Place
                           88 Queen's Way
                           Hong Kong
                           Attention: Gabriel Li
                           Fax Number:  (852) 2878-7808


                           CIPA Co-Investment, L.P.
                           ------------------------
                           Suite 2801, 28th Floor
                           2 Pacific Place
                           88 Queen's Way
                           Hong Kong
                           Attention: Gabriel Li
                           Fax Number:  (852) 2878-7808


                           Ecity Investment Limited
                           ------------------------
                           2nd Floor, Le Prince de Galles
                           3-5 Avenue des Citronniers
                           MC 98000 Monaco
                           Attention: Louise Garbarino
                           Fax Number: (377) 97 97 47 30-

                           With a copy to:
                           Springfield Financial Advisory Limited
                           Suite 2311, Hang Lung Centre
                           2-20 Paterson Street
                           Causeway Bay
                           Hong Kong
                           Attention: Alice Li
                           Fax No. (852) 2881-5741


                                 Exhibit G-1

                           With a copy to:
                           Morningside Asia Advisory Limited
                           Suite 2311, Hang Lung Centre
                           2-20 Paterson Street
                           Causeway Bay
                           Hong Kong
                           Attention: George Chang
                           Fax No.(852) 2577-3509


                           Nanpeng Shen
                           ------------
                           Flat 8A
                           No. 2 Conduit Road
                           Mid-Levels, Hong Kong
                           Fax Number:  (852) 2169-0920


                           Jianzhang Liang
                           ---------------
                           3rd Floor, Block 63
                           No. 421 Hong Cao Road
                           Shanghai
                           PRC
                           Fax Number:  (86 21) 5385-0923


                           Qi Ji
                           -----
                           3rd Floor, Block 63
                           No. 421 Hong Cao Road
                           Shanghai
                           PRC
                           Fax Number:  (86 21) 5385-0923


                           Min Fan
                           -------
                           3rd Floor, Block 63
                           No. 421 Hong Cao Road
                           Shanghai
                           PRC
                           Fax Number:  (86 21) 5385-0923


                           Softbank Asia Net-Trans (No. 4) Limited
                           ---------------------------------------
                           5th Floor, SBI Center
                           56 Des Voeux Road, Central
                           Hong Kong
                           Attention:  Jonathan Chan
                           Fax Number:  (852) 2155-9895


                           Openventure Company Limited
                           ---------------------------
                           4B, 11 Boyce Road
                           Hong Kong
                           Attention:  Michael Tong
                           Fax Number:  852-2881-7282


                                 Exhibit G-2

                           IDG Technology Venture Investments, LP.
                           ---------------------------------------
                           15th Floor,
                           One Exeter Plaza
                           Boston, MA 02116
                           U.S.A.
                           Attention:  Zhang Suyang
                           Fax Number:      (1) 617-236-4276


                           With a copy to:
                           Suite 616, Tower A
                           COFCO Plaza
                           8 Jianguomennei Dajie
                           Beijing 100005
                           Attention: Zhang Suyang
                           Fax:  (86 10) 6526-0700


                           S. I. Technology Venture Capital Limited
                           ----------------------------------------
                           21st Floor, Golden Bell Plaza
                           No. 98 Huai Hai Road Central
                           Shanghai 200021
                           PRC
                           Attention:  Hu Yu Fei
                           Fax Number:  (86 21) 5382-8999


                           Orchid Asia II, L.P.
                           --------------------
                           Suite 5180, 555 California Street
                           San Francisco, CA 94104-1716
                           U.S.A.
                           Attention:  Peter Joost
                           Fax Number:  (1) 415-875-5609


                           Gabriel Li
                           ----------
                           Suite 5180, 555 California Street
                           San Francisco, CA 94104-1716
                           U.S.A.
                           Fax Number: (1) 415-875-5609


                           JFI II, LP
                           ----------
                           Suite 5180, 555 California Street
                           San Francisco, CA94104-1716
                           U.S.A.
                           Fax Number:  (1) 415-875-5609


                           Eric Li
                           -------
                           Suite 5180, 555 California Street
                           San Francisco, CA 94104-1716
                           U.S.A.
                           Fax Number:  (1) 415-875-5609

                                 Exhibit G-3

                           Jed Dempsey
                           -----------
                           Suite 5180, 555 California Street San Francisco, CA 94104-1716
                           U.S.A.

                           Fax Number: (1) 415-875-5609



                           Jim Watson
                           ----------
                           Suite 5180, 555 California Street San Francisco, CA 94104-1716
                           U.S.A.

                           Fax Number:  (1) 415-875-5609



                           China Enterprise Investments No. 11 Limited
                           -------------------------------------------
                           Unit 1902B
                           60 Wyndham Street, Central
                           Hong Kong
                           Attention:  Jonathan Chan
                           Fax Number:  (852) 2155-9895



                           IDG Technology Venture Investment, Inc.
                           ---------------------------------------
                           15th Floor,
                           One Exeter Plaza
                           Boston, MA 02116
                           U.S.A.
                           Attention:  Zhang Suyang
                           Fax Number:      (1) 617-236-4276

                           With a copy to:
                           Suite 616, Tower A
                           COFCO Plaza
                           8 Jianguomennei Dajie
                           Beijing 100005
                           Attention: Zhang Suyang
                           Fax: (86 10) 6526-0700



                           Tiger Technology Private Investment Partners, L.P.
                           --------------------------------------------------
                           101 Park Avenue
                           48th Floor
                           New York, New York 10178
                           Attention: Scott Shleifer
                           Fax:  (212) 557-1701



                           Tiger Technology II, L.P.
                           -------------------------
                           101 Park Avenue
                           48th Floor
                           New York, New York 10178
                           Attention: Scott Shleifer and Tony Vinitsky
                           Fax:  (212) 984 8807





                                  Exhibit G-4

                           Xi Yuan Fang
                           ------------
                           6F-G, Block A, Dong Huan Plaza Office Building, No.9, Dong Zhong Road,
                           Beijing, PR C
                           Fax:  (86 10) 6418-5833



                           Sheng Li Wang
                           -------------
                           6F-G, Block A, Dong Huan Plaza Office Building, No.9, Dong Zhong Road,
                           Beijing, PR C
                           Fax:  (86 10) 6418-5833



                           Jing Dong Li
                           ------------
                           6F-G, Block A, Dong Huan Plaza Office Building, No.9, Dong Zhong Road,
                           Beijing, PR C
                           Fax:  (86 10) 6418-5833



                           Xiao Tan
                           --------
                           6F-G, Block A, Dong Huan Plaza Office Building, No.9, Dong Zhong Road,
                           Beijing, PR C
                           Fax:  (86 10) 6418-5833



                           Ze Sheng Wang
                           -------------
                           6F-G, Block A, Dong Huan Plaza Office Building, No.9, Dong Zhong Road,
                           Beijing, PR C
                           Fax:  (86 10) 6418-5833



                           Yu Sun
                           ------
                           6F-G, Block A, Dong Huan Plaza Office Building, No.9, Dong Zhong Road,
                           Beijing, PR C
                           Fax:  (86 10) 6418-5833







                                       Exhibit G-5